                                                                   EXHIBIT 10.42



                           ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of March, 1998 by and between Butler Telecom, Inc., a Delaware corporation ("Buyer"), Norwood Computer Services Inc., a New York corporation ("Seller"), and Vassilis Chaimanis ("Chaimanis"), and Henry Piscitelli ("Piscitelli") (Chaimanis and Piscitelli being sometimes individually referred to as "Stockholder" or collectively as "Stockholders").

                                R E C I T A L S
                                - - - - - - - -

  WHEREAS, Seller is engaged in the business of providing temporary information technology professional staffing services (the "Business"); and

WHEREAS, Chaimanis and Piscitelli are the owners of 100% of the outstanding common stock of Seller; and

  WHEREAS, Chaiminis and Piscitelli are also the owners of 100% of the outstanding common stock of Norwood Computer Services of LI, Inc., Norwood Computer Services of Manhattan, Inc., and Norwood Computer Services of New Jersey, Inc.; and

  WHEREAS, Norwood Computer Services of LI, Inc. is the lessee of that certain property located at 270-F Duffy Avenue, Hicksville, New York; and

  WHEREAS, Norwood Computer Services of Manhattan, Inc. is the lessee of that certain property located at 225 West 34th Street, New York, NY; and

  WHEREAS, Norwood Computer Services of New Jersey, Inc. is the lessee of that certain property located at 200 Middlesex Turnpike, Iselin, New Jersey (Norwood Computer Services of LI, Inc., Norwood Computer Services of Manhattan, Inc. and Norwood Computer Services of New Jersey, Inc. hereinafter referred to as "Lessees" and the leases held by such Lessees hereinafter referred to as the "Acquired Leases"); and

  WHEREAS, Buyer is a wholly-owned subsidiary of Butler International, Inc. a Maryland corporation ("BI"); and

  WHEREAS, Buyer wishes to purchase and Seller wishes to sell, the assets and business of Seller specified in this Agreement;

                               A G R E E M E N T
                               - - - - - - - - -

  NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF ACQUIRED ASSETS
                     ------------------------------------

  1.1  Acquired Assets.  Subject to the terms and conditions of this Agreement
       ---------------
and in reliance on the representation, warranties and agreements set forth herein, effective as of 11:59 p.m. on March 31, 1998 (the "Closing Date"), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller all of Seller's right, title and interest in and to all of the assets of Seller of every kind, tangible and intangible, wherever located, excepting only those assets specifically excluded in Section 1.2 hereof, and including, without limitation, the following :

     (a) the office furniture and equipment, computers, leasehold improvements, and deposits pursuant to equipment leases, all as listed in Schedule
          1.1 A;
     (b) all computer software owned by Seller and Seller's interest in any other computer software licensed by it from others;
     (c)  all office supplies;
     (d) the client agreements, purchase orders, request, requirements, correspondence, memoranda and inquiries from or with present and potential customers, including, but not limited to, those set forth in Schedule 1.1 B ("Client Agreements");
     (e) the equipment leases, and other agreements, contracts and instruments listed in Schedule 1.1C;
     (f) all subcontractor agreements and agreements with suppliers to provide consultants to Seller, including, but not limited to, those set forth in Schedule 1.1D;
     (g) the corporate name Norwood Computer Services Inc., all assumed names relating thereto, logos, trademarks, service marks, domain names, trade names, copyrights, registrations, applications for registration of any of them, and any other intellectual property rights of Seller, including, but not limited to, those listed in
          Schedule 1.1 E but excluding the corporate name Norwood Com * Star, Inc.;
     (h) originals of all books and records of Seller pertaining to the Acquired Assets , including customer lists and credit files, and all those pertaining to Seller's employees who are hired by Buyer pursuant to the Agreement;
     (i) all permits, licenses, approvals and other governmental authorizations relating to the Business which are transferable to Buyer including, but not limited to, those listed in Schedule 1.1 F;
     (j) any other assets not to referred to in Section 1.2 which are used by Seller in connection with the Business, including, without limitation, all telephone and facsimile numbers and e-mail addresses used by Seller in connection with the Business;
     (k)  all goodwill pertaining to the  Business; and

     (l) all information for or with respect to Seller's current or former employees including, without limitation, all tangible and electronic manifestations, files, resumes, employee information and other such information relating to employees and consultants.

In addition, Stockholders will cause the Lessees to assign the Acquired Leases and the security deposits pursuant to such Acquired Leases, to Buyer, at the Closing Date.

  All as the same exist on the date hereof and shall exist on the Closing Date subject only to changes occurring in the ordinary course of business of Seller. All such assets to be acquired are referred together as the "Acquired Assets".


  1.2  Excluded Assets. The following assets of Seller are excluded from the
       ---------------
Acquired Assets:

     (a)  the consideration payable to Seller by Buyer hereunder;
     (b)  any cash, cash equivalents, or securities owned by Seller;
     (c)  Seller's accounts receivables, including receivables from affiliates;
     (d)  any tax refund due to Seller;
     (e)  any of Seller's unbilled revenue;
     (f)  all of Seller's vehicles;
     (g)  all rights in and with respect to Seller's 401(k)/Profit-Sharing Plan;
     (h)  all assets related to a company known as Norwood Com * Star, Inc.;
     (i)  any treasury stock held by Seller;
     (j) the corporate stock certificate books, ledger, minute books and similar corporate records of Seller; and
     (k) all records and correspondence relating to the foregoing excluded assets.

  1.3  Purchase Price.  (a)  As consideration for the sale, conveyance,
       --------------
transfer, assignment and delivery to Buyer of the Acquired Assets, Buyer shall pay to Seller the unadjusted purchase price of Eight Million Four Hundred Forty Thousand Dollars [$8,440,000] (the "Unadjusted Purchase Price"), subject to adjustment as set forth in paragraph (b) hereof, plus the Earnout Payments hereinafter defined, as follows:

          (i) at the closing of the transaction contemplated by this Agreement (the "Closing"), Eight Million Four Hundred Forty Thousand Dollars ($8,440,000), in immediately available funds.

          (ii) unless accelerated pursuant to the provisions of Section 8.3(b) hereof, the earnout payments payable by Buyer to Seller shall be made as follows:

                (a) on June 30, 1999, for the twelve month period ending March 31, 1999, an amount equal to $400,000, provided that EBITA is equal to or greater than $3,240,000, plus 5% of EBITA in excess of $3,960,000;

                (b) on June 30, 2000, for the twelve month period ending March 31, 2000, an amount equal to $400,000, provided that EBITA is equal to or greater than $3,888,000, plus 5% of EBITA in excess of $4,752,000; and

                (c) on June 30, 2001, for the twelve month period ending March 31, 2001, an amount equal to $400,000, provided that EBITA is equal to or greater than $4,665,000, plus 5% of EBITA in excess of $5,702,000.

  Each of the payments referred to above in subsections (a), (b), and (c), are referred to as an "Earnout Payment". Each of the three consecutive 12 month periods is referred to herein as an "Earnout Period". Each of the Earnout Payments will be paid in cash, and will be guaranteed by BI.

  For purposes of this Agreement, "EBITA" means the revenue of Buyer's Butler Technology Solutions division which is under the direct control of Chaimanis less all direct branch expenses incurred in connection with such revenue such as staff, compensation and related fringes, payroll taxes, commissions, office expense, advertising, telephone, travel, postage, lease expense, H1 processing, all consultant related costs, litigation and related costs net of any insurance proceeds pertaining directly to the operations of such business (excluding any litigation costs related to disputes between or among Buyer and Seller or Buyer and the Stockholders), workers compensation, government penalties, and interest on accounts receivable greater than 45 days outstanding. The interest rate applied to accounts receivable greater than 45 days outstanding will be the interest rate Buyer is charged on its credit facility with General Electric Capital Corporation ("GE Capital") or any successor organization providing credit facilities similar to the credit facility provided by GE Capital to Buyer. Amortization of goodwill and income taxes shall be excluded from the EBITA calculation. EBITA will be calculated in accordance with generally accepted accounting principles.

  (b)  Post-Closing Adjustment.  The Unadjusted Purchase Price shall be adjusted
       -----------------------
following Closing as follows:

       (i)  Post-Closing Statement.  No later than forty-five (45) days after
            ----------------------
the Closing Date, Seller shall prepare and deliver to Buyer a detailed itemized statement as of 11:59 p.m. on the Closing Date (the "Post-Closing Statement"), setting forth the positive or negative amount equal to the amount of Net Working Capital (as hereinafter defined) minus $1,575,000.

For purposes of this Agreement, the amount referred to in the immediately preceding sentence is hereinafter referred to as the "Post-Closing Adjustment Amount." Seller will allow Buyer and its representatives full and complete access to all work papers, books and records and all additional information used in preparing the Post-Closing Statement and will make its officers and employees available to discuss with the parties and their representatives such papers, books, records and information. The Post-Closing Statement, when delivered by Seller, shall be deemed conclusive and binding on the parties and will be deemed to be the Post-Closing Statement upon which the Post-Closing Adjustment to the Unadjusted Purchase Price will be based, unless Buyer notifies Seller, within thirty (30) days after receipt of the Post-Closing Statement from Seller, of its disagreement therewith (which notice shall state with reasonable specificity the reasons for any disagreement and the amounts in dispute). If there is a disagreement, and such disagreement cannot be resolved by Buyer and Seller within thirty (30) days following the receipt from Buyer of its objections to the Post-Closing Statement, the items in dispute shall be submitted to a reputable firm of independent auditors acceptable to both Buyer and Seller, and the determination by such independent auditing firm shall be binding and conclusive upon the parties. The fees and disbursements of the accounting firm shall be allocated between Buyer and Seller so that Buyer's share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the accounting firm that is unsuccessfully disputed by Buyer (as finally determined by the accounting firm) bears to the total amount of such remaining disputed amounts so submitted by Buyer to the accounting firm. For purposes of this Section 1.3
(b)(i), the term "Net Working Capital" shall mean accounts receivable and unbilled revenue less current operating liabilities (excluding accrued vacation, sick and holiday time and pay) of the Business (excluding accounts receivable, accounts payable, and accrued liabilities of Norwood Com * Star Inc.). Current operating liabilities include accounts payable and accrued liabilities that are not inconsistent with past payment practice terms. Liabilities that do not occur and exist each month are excluded, including but not limited to amounts payable to government agencies for audits and fines, payables to accountants, lawyers and other professional firms.

        (ii)    Positive Adjustment.  If the Post-Closing Adjustment Amount is
                -------------------
positive, then the Unadjusted Purchase Price shall be adjusted downward dollar-for-dollar by the Post-Closing Adjustment Amount, and Seller shall pay the lesser of: (x) such Post-Closing Adjustment Amount, and (y) $200,000, to Buyer in immediately available funds within three (3) days following final determination of such amount as described in Section 1.3(b) (i).

        (iii)   Negative Adjustment.  If the Post-Closing Adjustment Amount is
                -------------------
negative, then the Unadjusted Purchase Price shall be adjusted upward dollar-for-dollar by the Post-Closing Adjustment, and Buyer shall pay the lesser of (x) such Post-Closing Adjustment Amount and (y) $200,000, to Seller in immediately available funds within three (3) days following final determination of such amount as described in Section 1.3(b) (i).

  1.4  Earnout Payment Calculations.  Each Earnout Payment shall be accompanied
       ----------------------------
by a statement from an officer of Buyer setting forth (i) a detailed itemization of EBITA for the applicable Earnout Period, and (ii) the calculation of the payment due to Seller. Such officer's statement shall state that such computations are accurate and have been prepared in accordance with this Agreement. Buyer shall prepare and maintain, in accordance with generally accepted accounting principles, complete and accurate records from which the computation of EBITA shall be made. Until all Earnout Payments have been made, Seller shall at reasonable times and upon reasonable notice have the right to review the books and records of Buyer pertaining to the Earnout Payments. Until all Earnout Payments have been made, Buyer shall provide Seller with monthly and year to date income statements with respect to the Business, within 30 days following the end of each calendar month.

  1.5  Acquired Assets Free of Liens.  The Acquired Assets to be transferred
       -----------------------------
hereunder shall be transferred free and clear of all liens, claims, encumbrances, mortgages, pledges, restrictions or rights of others of every kind and description, including, without limitation, tax liens environmental liens, and ERISA obligations, but excluding the Assumed Liabilities.

  1.6  Assumption of Liabilities.   As additional consideration for the purchase
       -------------------------
of the Acquired Assets, Buyer shall assume and agree to pay, perform and discharge in full the following debts, contracts, obligations and liabilities of Sellers ("Assumed Liabilities"), and no others, as and when due, and to indemnify Seller and the Stockholders harmless therefrom:

  (a) All obligations and liabilities accruing and arising after the Closing Date under the Acquired Leases, client agreements and arrangements set forth in
Schedule 1.1 B, the equipment leases and other agreements, contracts and instruments set forth in Schedule 1.1 C, the subcontractor agreements and agreements with suppliers set forth in Schedule 1.1 D, the intellectual property items set forth in Schedule 1.1 E, and the licenses and related items set forth in Schedule 1.1 F, the office leases set forth in Schedule 1.1G, and all telecommunication services (including telephone, facsimile, and e-mail) arising after the Closing Date; and

  (b)  accrued vacation, sick and holiday time and pay.

  1.7  Liabilities Not Assumed.  Notwithstanding the assumption of liabilities
       -----------------------
referred to in the foregoing Section 1.6, Buyer shall not assume or be deemed to have assumed any of the liabilities or obligations of Seller (the "Unassumed Liabilities"), including, without limitation:

     (a) any public or other liability claims with respect to the Business and affairs of Seller (other than Assumed Liabilities), and the acts and omission of its officers, directors, employees, and agents either before or after the Closing Date;

     (b) any obligation or liability of Seller to either of the Stockholders or any other officer or director of Seller;

     (c) any obligation or liability for Federal, State, local, foreign income or other taxes, other than sales taxes due in connection with the transactions contemplated herein;

     (d) any obligation or liability arising out of or relating, directly or indirectly, to the operation of the Business prior to the Closing Date, including any rebates, discounts, offsets or concessions attributable to amounts invoiced to Seller's clients prior to the Closing Date;

     (e) any obligation or liability to Seller's employees for salary, wages or other compensation or benefits, including any obligation or liability with respect to any pension, retirement, 401(k), savings, profit sharing or other Employee Benefit Plan (as defined in Section 2.11);

     (f) any liability arising out of, and any expenses relating to, any claim, action, dispute, or litigation involving Seller;

     (g) any liability of Seller for fines, penalties, damages or other amounts payable to any government or governmental agency or instrumentality, including, but not limited to, any liability of Seller for fines, penalties, damages or amounts payable to any government or governmental agency or instrumentality arising out of any violation of 8 U.S.C. 1101 et. seq.; and
                        --- ----

     (j) any obligation or liability of Seller or the Stockholders for the expenses incurred in preparing or negotiating this Agreement and consummating the transactions contemplated hereunder.

  Seller, and Stockholders, jointly and severally, agree to discharge and indemnify, defend and hold harmless Buyer and their respective affiliates, officers, directors, employees, agents, and stockholders from all Unassumed Liabilities, whether or not known, liquidated or contingent.

  1.8  Allocation Of Purchase Price.  The purchase price for the Acquired Assets
       ----------------------------
shall be allocated as described on Schedule 1.8. No party to this Agreement will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with Schedule 1.8.

  1.9  Apportionments.  To the extent necessary, the following items will be
       --------------
apportioned as of 11:59 p.m. on the Closing Date:

  (a) real estate and personal property taxes, and other state, county and municipal taxes and assessments and charges affecting the Acquired Assets;

  (b)  rents and other payments under any of the contracts assigned hereunder;
and

  (c) charges for water, electricity, and all other utilities (except to the extent disposed of by final billing to Seller).

  All such items, prior to such time, being for the account of Seller and all such items, after such time, being for the account of Buyer. At the Closing, Seller or Buyer, as the case may be, shall deliver to the other a check for the net amount owing under this Section 1.9. If any such item cannot be accurately apportioned at the Closing or if it is incorrectly apportioned at the Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date on which the apportionment error is discovered, as applicable.

  1.10  Settlement of Disputes.  Any controversy or claim arising out of or
        ----------------------
related to the Earnout Payments shall be finally resolved by arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. Any such arbitration shall take place in Newark, New Jersey, before three arbitrators one of which shall be appointed by Buyer, one by Seller and the Stockholders and the third by the arbitrators; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing parties in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New Jersey exclusive of conflicts of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in the foregoing and to the jurisdiction and venue of the Federal and State courts sitting in New Jersey for the enforcement of any judgment on arbitrators' award and waives any objection it may have with respect to the jurisdiction of such arbitrations or such courts or the inconvenience of such forums or venues.


                                 ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS
      ---------------------------------------------------------

  In order to induce Buyer to enter into this Agreement, each of the Seller and the Stockholders, jointly and severally, represent and warrant to the Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

  3.1    Authority Relative to this Agreement.  The Seller and Stockholders have
         ------------------------------------
the full power and authority to execute, deliver and perform this Agreement and any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. The obligations imposed on Seller and Stockholders by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Seller and Stockholders, enforceable against each of them in accordance with their respective terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  3.2  Compliance of Transaction With Laws and Other Instruments.  Except as set
       ---------------------------------------------------------
forth in Section 2.2 of the disclosure schedules attached hereto (the "Disclosure Schedules"), the execution, delivery and performance by Seller and the Stockholders of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Seller and Stockholders (i) do not require on behalf of Seller and Stockholders any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not conflict with or constitute a breach or violation of the charter or bylaws of Seller; (iii) will not result in a material violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Seller or Stockholders are subject; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a material breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Seller or Stockholders is a party or to which any of his or its assets are subject.

  3.3  Organization and Qualification.  Seller is a corporation duly organized,
       ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner and in the places where such assets and properties are owned, leased or operated or the Business is conducted by it. Seller has no subsidiaries and does not own, directly or indirectly, any equity investment in any corporation, partnership, joint venture or other business entity.

  3.4  Financial and Other Statements.  Section 2.4 of the Disclosure Schedules
       ------------------------------
contains true and complete copies of Seller's financial statements and the notes thereto audited by a certified public accountant for the years ended December 31, 1997 and December 31, 1996, (collectively the "Financial Statements"). Except as set forth in the Disclosure Schedules, the

Financial Statements (i) have been prepared in accordance with generally accepted accounting principles on a consistent basis and (ii) fairly present in all material respects the financial position and results of operation of Seller as of the indicated dates and for the periods indicated therein.

  2.5  Title to Properties; Liens; Condition of Properties.  Except as set forth
       ---------------------------------------------------
on Section 2.5 of the Disclosure Schedules, Seller has good and marketable title to or a valid leasehold in, the Acquired Assets. Except as set forth on Section
2.5 of the Disclosure Schedules, none of the Acquired Assets are subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. Section 2.5 of the Disclosure Schedules sets forth the addresses or locations of all facilities (whether leased or owned) of Seller and the addresses or locations of all places where Seller operates the Business.

  2.6  No Undisclosed Liabilities.  There are no material contractual or non-
       --------------------------
contractual obligations, debts or liabilities of any nature of Seller whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized (the "Liabilities") as of December 31, 1997, which are not otherwise disclosed in the Financial Statements. Seller has not incurred any Liabilities since December 31, 1997, except for those Liabilities incurred in the ordinary course of Seller's business and consistent with past practice and which, in any event, would not, in the aggregate, have a material adverse effect on the Business.

  2.7  Absence of Certain Changes.  Except as set forth on Schedule 2.7, since
       --------------------------
December 31, 1997, there has not been:

        (a) any material adverse change in the financial condition, properties, assets, liabilities, personnel or operations of Seller which affect or may affect the Acquired Assets;

        (b) any obligation or liability incurred by Seller which affect or may affect the Acquired Assets, including the obligation to perform services normally conducted by the Business, other than obligations and liabilities incurred in the ordinary course of business;

        (c) any damage, destruction or loss, whether or not covered by insurance, affecting the Acquired Assets;

        (d) any loss or threatened loss of any permit, license, qualification or certificate of authority held or enjoyed by Seller which loss has had, or could in the future have, a material adverse effect on the business, properties, financial condition or results of operation of the Business or Buyer's free and unencumbered ownership and use of any of the Acquired Assets;

        (e) to the best of Seller's and Stockholder's knowledge, any pending or threatened labor disputes or strikes, labor union organizational activity, claim or threatened claim of unfair labor practices, or any material adverse change in relations with Seller's employees generally;

        (f) any written notice of termination of, or default under, any Client Agreement;

        (g) other than in the ordinary course of business and consistent with past practice, any change in the salary or commission structure of any of Seller's employees or consultants;

        (h) any failure to pay current liabilities, including accounts payable and accrued expenses, except in the ordinary course of business or consistent with past practice; or

        (i) any agreement or understanding by Seller to do any of the foregoing.

  2.8  Patents, Trademarks, Trade Names and Similar Rights.  To the best of
       ---------------------------------------------------
Seller's and Stockholder's knowledge, Seller owns all trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights (the "Intangibles") used in the Business, has no obligation to any third party with respect thereto, and has not sold, licensed, sublicensed or otherwise granted to any third party the right to use such Intangibles. All Intangibles of Seller are based on statutory or common law usage rights (not registration) and are listed in Section 2.8 of the Disclosure Schedules. Except as set forth in
Section 2.8 of the Disclosure Schedules, to Seller's and Stockholder's knowledge, none of the Intangibles, and none of the products or services sold or processes used by Seller, conflict with the patents, trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights of any person or entity, and Seller has not received notice of the possibility of any such conflict.

  2.9  Trade Secrets and Customer Lists.  Seller has the right to use, without
       --------------------------------
liability to others, all trade secrets and customer lists, if any, required and used in the Business within the last five years and has not disclosed, sold, licensed, sublicensed or otherwise granted to any third party the right to use such trade secrets and information. To the best of Seller's and Stockholder's knowledge, Seller is not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer of any present or past employee of Seller.

  2.10  Client and Other Agreements.  To the best of Seller's and Stockholder's
        ---------------------------
knowledge, with respect to the Client Agreements and the agreements set forth in
Section 1.1D of the Disclosure Schedules, : (i) all such agreements are legal, valid, binding, enforceable, in full force and effect, and subject to customer consent of the other party to such agreement, are fully transferable to Buyer subject to no governmental or regulatory requirement or impediment; (ii) all such agreements will be legal, valid, binding and enforceable and in full force and effect on the same terms and conditions on the Closing Date; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under said agreements; (iv) no party has repudiated any provision of said agreements; (v) the list of agreements set forth in Sections 1.1B and 1.1D of the Disclosure Schedules is a complete and accurate list of all agreements between Seller and its customers; (vi) the relationship of Seller with the customers that are parties to the agreements are good and Seller and Stockholders know of no set of facts, and have not received any notice or information from any of the listed customers indicating an intention to decrease the number of consultants (both employees and independent contractors placed with Seller's customers ("Field Personnel"), or to decrease the level of services Seller provides to any such customer, or to reduce the rates at which Seller is being compensated for the placement of any Field Personnel with said customers, and no illegal or other payment or consideration has been given by Seller to secure or maintain any business with its customers; and (vii) Seller and Stockholders have not received any notice of claims from any of the listed customers relating to Seller's performance of services for such customers;
(viii) no material amount claimed to be payable to Seller under any of the agreements is being disputed by any client; and (ix) none of such agreements were awarded or are in any way based upon or related to the status of Seller or its principals as a minority business, small business, woman-owned business or disadvantaged business enterprise or individual.

  2.11  Employee Benefit Plans.
        ----------------------

        (a) Except as set forth in Section 2.11 of the Disclosure Schedules, Seller does not presently maintain, contribute to, or have (or may have) any liability under any Employee Benefit Plan with respect to all employees and former employees (including both Field Personnel and all other employees other than Field Personnel, hereinafter referred to as "Administrative Employees"), directors and independent contractors of Seller and their dependents and beneficiaries. For purposes of this Section 2.11; "Employee Benefit Plan" means any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten. A description of all Employee Benefit Plans is set forth in Section 2.11 of the Disclosure Schedules.

        (b) Seller is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of

Seller, or any agreement, plan or arrangement which provides for severance or termination of employment benefits in cash or some other form.

        (c) Section 2.11 of the Disclosure Schedules sets forth, as of the date of this Agreement, with respect to each employee employed by Seller, his or her name, position, salary or hourly wage, his or her date of employment and any applicable significant employee benefits or entitlement not available generally to Seller's employees.

  2.12  Litigation, Proceedings, Etc.  Except for matters described in Section
        ----------------------------
2.12 of the Disclosure Schedules, (i) there is no pending claim, action, litigation, suit or proceeding against, or investigation of, Seller; (ii) Seller has not received any notice of any claim, action, litigation, suit or proceeding against it or investigation of it, and no such claim, action, suit, proceeding or investigation is pending or, to Seller's and Stockholder's knowledge, threatened against Seller, and there are no facts existing which would be a proper basis for any such claim; and (iii) there are no outstanding court, arbitration or agency orders, decrees or stipulations to which Seller is a party or which are directed to Seller.

  2.13  Compliance with Law and Other Instruments; Permits.  Seller is not (and
        --------------------------------------------------
has not been for the past twelve months) in violation of, or default under: (i) any term or provision of its charter or by-laws; (ii) any material term or provision of any financial covenant or any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party, or by which it or any of its properties or business is or may be bound or affected, or (iii) any applicable law (including, without limitation, the Fair Labor Standards Act and all other federal and state wage and hour laws), any and all Federal immigration laws, regulations and promulgations, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or Seller's employees or Seller's consultants or independent contractors. To the best of Seller's and Stockholders' knowledge, Seller owns, possesses, or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing, and there are no proceedings pending or, to the best knowledge of Seller's officers and directors, threatened, or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply with any law, rule, regulation, judgment or decree.

  2.14  Insurance.  Set forth in Schedule 2.14 of the Disclosure Schedules is a
        ---------
list of insurance in force with respect to the Business, which list is true, complete and accurate in all material respects. Seller has paid all premiums due under such policies and, to Seller's knowledge, such policies are each outstanding and in full force and effect on the date hereof.

Seller will continue to maintain said insurance in effect until and including the Closing Date. To Seller's knowledge, no insurance carrier has refused any application for insurance by Seller.

  2.15  Books and Records.  All books and records pertaining to the Business
        -----------------
have been, or prior to the Closing shall have been, made available for review by Buyer and its representatives and are correct and complete in all material respects, have been maintained in accordance with good business practice and fairly reflect the basis for the financial condition and results of operations of Seller set forth in the Financial Statements.

  2.16  Powers of Attorney.  There are no outstanding powers of attorney
        ------------------
executed on behalf of Seller.

  2.17  Minority-Owned Enterprise, Etc.  Seller is not doing business as a
        ------------------------------
minority-owned business enterprise nor as a small or economically disadvantaged business nor as a women-owned business.

  2.18  Broker's Fees.  Neither Seller nor Stockholder has any obligation or
        -------------
liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than Updata Capital, Inc. Seller agrees to pay all fees and commissions due to Updata Capital, Inc.

  2.19  Miscellaneous.  Except as set forth in Schedule 2.19 of the Disclosure
        -------------
Schedules, Seller has no subsidiary, parent or affiliate organizations. Seller has not entered into any employment agreement and or arrangement with "nonexempt personnel" (as defined under the Fair Labor Standards Act) guaranteeing a minimum number or work hours during any predetermined time period. Except as is necessary to close the Business and pay off obligations, Seller and the Stockholders agree not to use the name Norwood Computer Services Inc. or any similar name for any purpose, except that Stockholders may use the name Norwood Com * Star.

  2.20  Disclosure.  The statements contained in this Agreement, and in any
        ----------
written documents or Schedules attached hereto prepared and delivered by or on behalf of Seller pursuant to the terms hereof are true and correct in all material respects, and such statements, documents or Schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. There is no fact known to Seller which would have a material adverse effect on the Business, other than those which have been set forth in this Agreement or in the Disclosure Schedules attached hereto.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

  In order to induce Seller to enter into this Agreement, the Buyer represents and warrants to the Seller that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Article III).

  3.5    Authority Relative to this Agreement.  The Buyer has the full corporate
         ------------------------------------
power and authority, and has taken all necessary and proper action, corporate and otherwise, to execute, deliver and perform this Agreement and any other agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and any other agreement or document contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, has been taken. The obligations imposed on Buyer by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Buyer, enforceable against it in accordance with their respective terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  3.6  Compliance of Transaction with Laws and Other Instruments.  The
       ---------------------------------------------------------
execution, delivery and performance by Buyer of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Buyer (i) do not require on behalf of Buyer any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Buyer is subject; (iii) will not conflict with or constitute a breach or violation of the charter or bylaws of Buyer; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or to which any of its assets are subject.

  3.7  Organization and Qualification.  Buyer is a corporation duly organized,
       ------------------------------
validly existing and in good standing under the laws of its state of incorporation.

  3.8  Consents.  Buyer is not subject to any law, ordinance, regulation, rule,
       --------
order, judgment, injunction, decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of this

Agreement or any of the transactions contemplated hereby, without the consent, filing with or notification of any third party which has not already been obtained or made or will not be obtained prior to the Closing.

  3.9  Broker's Fees.  Buyer has no liability or obligation except to Elite
       -------------
Investment Group, LLC to pay any fees or commissions to any broker, investment bankers, finder or agent with respect to the transactions contemplated by this Agreement. Buyer agrees to pay all fees and commissions due to Elite Investment Group, LLC.


                                 ARTICLE IV

                         BUYER'S CONDITIONS TO CLOSING
                         -----------------------------

  The obligations of Buyer to purchase the Acquired Assets and to consummate the transactions contemplated hereby, are subject to the fulfillment in all material respects on or prior to the Closing Date of each of the following conditions:

  3.10  Representations and Warranties.  The representations and warranties made
        ------------------------------
by Seller and Stockholders in Article II hereof shall be true and correct when
                              ----------
made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such specified date.

  3.11  Performance.  All covenants, agreements and conditions contained in this
        -----------
Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

  3.12  Closing Deliveries.  Buyer shall have received all documents and
        ------------------
instruments required pursuant to Section 7.2 hereof.
                                 -----------

  3.13  Absence of Litigation.  No action, suit or proceeding before any court
        ---------------------
or any governmental body or authority shall be pending against either Seller or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by, this Agreement, and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

  3.14  Absence of Certain Changes.  There shall not have occurred prior to the
        --------------------------
Closing Date (a) any material adverse change in the Business, or any event or condition which, with the passage of time or the filing of notice, may cause or create any such material adverse change, or

(b) the legal inability of Seller to convey, assign and transfer to Buyer the Business, or to convey, assign and transfer to Buyer the Acquired Assets.

  4.6  Miscellaneous. (A) The Stockholders shall have executed and delivered to
       -------------
Buyer the employment agreements attached hereto. (B) Seller shall have delivered to Buyer good standing certificates for New Jersey and New York. (C) Buyer shall have received from Seller, in such form as shall be requested by counsel for Buyer, such corporate documents, duly executed by the appropriate corporate officers attesting to the enactment of resolutions authorizing Seller to enter into and consummate this transaction; (D) Buyer shall have received an opinion of Morse, Zelnick, Rose & Lander, counsel for Seller and the Stockholders, dated the Closing Date, satisfactory in form and substance to counsel for Buyer; and
(E) Buyer shall receive from Seller certified copies of amendments to its certificate of incorporation to effect a change of its corporate name consistent herewith.

  4.7  Workmen's Compensation.  Seller shall deliver to Buyer evidence of
       ----------------------
workmen's compensation coverage for the states of New York and New Jersey.


                                   ARTICLE V

                        SELLER'S CONDITIONS TO CLOSING
                        ------------------------------

  The obligations of Seller to sell the Acquired Assets at the Closing, and the obligation of Seller to consummate the transactions contemplated hereby are subject to the fulfillment in all material respects on or prior to the Closing of each of the following conditions:

  3.15  Representations and Warranties.  The representations and warranties made
        ------------------------------
by Buyer in Article III hereof shall be true and correct when made, and shall be
            -----------
true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of the Closing, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

  3.16  Performance.  All covenants, agreements and conditions contained in this
        -----------
Agreement to be performed or complied with by Buyer on or prior to the Closing shall have been performed or complied with in all material respects.

  3.17  Closing Deliveries.  Seller and Stockholders shall have received all
        ------------------
documents and instruments required pursuant to Section 7.2 hereof.
                                               -----------

  3.18  Absence of Litigation.  No action, suit or proceeding before any court
        ---------------------
or any governmental body or authority shall be pending against either Seller, Stockholders or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.


                                 ARTICLE VI

                              FURTHER AGREEMENTS
                              ------------------

  3.19  Expenses.  Seller and Stockholders shall pay their costs incurred in
        --------
connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of the attorneys and accountants of Seller. Buyer shall pay its costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of its attorneys and accountants.

  3.20  News Releases.  Upon execution of this Agreement and thereafter upon
        -------------
Closing, Buyer may prepare and issue, subject to Seller's reasonable approval, press release(s) regarding the transaction contemplated hereby and upon doing same will provide advance notice to Seller and will review and consider Seller's comments on same.

  6.3  Survival of Representations.  The representations and warranties
       ---------------------------
contained herein are and will be deemed and construed to be continuing representations and warranties and will survive the Closing and other than fraudulent misrepresentations made by Seller or Stockholders) continue in full force and effect thereafter, provided that a notice is given as to a breach of such representations or warranties within eighteen months of the Closing Date. All fraudulent misrepresentations made by Seller and Stockholders shall continue in full force and effect at all times thereafter. If a notice of breach is given within any applicable time period, the other party shall be responsible
for all Damages (as defined below)   resulting from, arising out of, or related
to such breach, including all Damages suffered after the date notice has been given.

  6.4  Indemnification.
       ---------------

        (a) From and after the Closing, Seller and Stockholders, jointly and severally, shall defend, indemnify and hold harmless Buyer from and against any and all claims, actions, causes of action, lawsuits, losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses (collectively, "Damages"), incurred by Buyer that arise out of:

           (i) a material breach of the representations, warranties, covenants and agreements given or made by Seller or Stockholders in this Agreement, any of the Disclosure

Schedules or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Seller or Stockholders in connection herewith;

           (ii) all matters arising out of or in connection with the operation of the Business on or before the Closing;

           (iii) all Unassumed Liabilities and Excluded Assets; and

           (iv) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (i), (ii) or (iii) of this paragraph (a) of Section 6.4.

        (b) From and after the Closing, Buyer shall defend, indemnify and hold harmless Seller and Stockholders from and against any and all damages incurred by Seller that arise out of:

           (i) a material breach of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, any of the Disclosure Schedules or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Buyer in connection herewith;

          (ii) all matters arising out of or in connection with the operation of the Business after the Closing;

          (iii)  all Assumed Liabilities and Acquired Assets; and

          (iv) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (i), (ii) or (iii) of this paragraph (b) of Section 6.4.

        (c) Limitations.  Notwithstanding the foregoing,
            -----------

        (i) Seller and Stockholders shall have no obligation to indemnify the Buyer from and against any damages resulting from, arising out of, or relating to or caused by the breach of any representation, warranty, indemnity or covenant under, or arising in connection with this Agreement, until the Buyer has suffered Damages by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point the Seller and Stockholders will be obligated only to indemnify Buyer from and against further damages);

        (ii) In no event shall the amount of liability of Seller and Stockholders to Buyer for breach of any representation, warranty, indemnity or covenant or otherwise under, or arising in connection with, this Agreement exceed an amount equal to $8,000,000 (excluding matters set forth in the last sentence of this paragraph). The liability, if any, of the Stockholders to the Buyer pursuant to this Section 6.4 shall be joint and several. However, nothing in this

Section 6.4 shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which a party may be entitled as a result of actual fraud by the other party, including any wilful failure to disclose matters that should have been disclosed pursuant to Article II hereof.

        (d) All payments made pursuant to this Section 6.4 shall be treated as adjustments to the Purchase Price.

        (e) In the event the indemnified party is or becomes dissatisfied with the defense and indemnification being provided hereunder then the indemnified party, as it may deem appropriate, may undertake the defense of such claim but the indemnifying party will remain responsible for all Damages the indemnified party may suffer resulting from, arising from, relating to, in the nature of or caused by such claims to the fullest extent provided in this Agreement.

        (f) The foregoing indemnification provisions are in addition to and not in derogation of, any statutory, equitable, or common law remedy either party may have for breach of any of the provisions of this Agreement.

  6.5  Conduct of Business Pending Closing.
       -----------------------------------

        (a) Except as set forth in the Disclosure Schedules, during the period from the date of this Agreement to the Closing, Seller shall conduct the Business according to its ordinary and usual course of business, consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing, Seller will not, except in the ordinary course of business and consistent with past practice, without the prior written consent of Buyer, engage in any of the following transactions:

                (i) enter into any new employment agreement with Stockholders or any other officer, director or employee of Seller (other than Field Employees);

                (ii) make any change in the salary or commission structure of any of Seller's employees or consultants, except in the ordinary course of business and consistent with past practice;

                (iii) enter into any waiver, release or relinquishment of any material contract rights, except, in each case, in the ordinary course of business and consistent with past practice;

                (iv)   terminate any of the Client Agreements;

                (v) acquire the assets of any business or any corporation, partnership or other business organization or otherwise acquiring any assets which are material in the aggregate to Seller or the Business;

                (vi) sell, lease or otherwise dispose of any Acquired Asset except in the ordinary course of business consistent with past practice;

                (vii) create, assume or incur any encumbrance on any of the Acquired Assets;

                (viii) amend, terminate or waive any right of substantial value arising under any of the Client Agreements or otherwise relating to the Business;

                (ix) fail to pay current liabilities, including accounts payable and accrued expenses, in the ordinary course of business, consistent with past practice, and otherwise in accordance with their terms;

                (x) collect any accounts receivable in advance of their due dates, outside of the ordinary course of business, and not consistent with past practice;

                (xi) take or perform any action which would or might cause any representation or warranty made by Seller herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by Seller at or prior to the Closing and/or the implementation of the within transaction;

                (xii) agree in writing or otherwise take any of the foregoing actions or any action which would make any representation or warranty in this Agreement to be untrue or incorrect; or

                (xiii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 2.7 above.
                                                    -----------

        (b) During the period from the date of this Agreement to the Closing Date, Seller and Stockholders will:

                (i) take and perform any and all actions necessary to render accurate and/or maintain the accuracy of, all of the representations and warranties of Seller and Stockholders herein contained and satisfy each covenant or condition required to be performed or satisfied by Seller prior to the Closing and/or cause or permit the implementation of the within transaction;

                (ii) carry on and maintain the Business in substantially the same form, style and manner as operated by Seller prior to this Agreement and use their reasonable best efforts to preserve the Business and its relationships with its customers, all employees and others having business relations with Seller, and not voluntarily engage in any material transaction not in the ordinary course of business without the prior consent of Buyer;

                (iii) use their reasonable best efforts in good faith to cause each of Seller's customers including, but not limited to those listed on Section 1.1B to the Disclosure Schedules, to indicate their intention to continue to be bound by the terms and conditions of the Client Agreements; and

                (iv) use their reasonable best efforts in good faith to cause each of Seller's employees to continue employment with Buyer following the Closing Date; and

                (v) give prompt written notice to Buyer of any material development affecting Seller's assets, clients, liabilities, business, financial condition, operations, results of operations, or future prospects; and give prompt written notice to Buyer of any material development affecting Seller's ability to consummate the transactions contemplated by this Agreement.

  6.6  Continued Disclosure.  If any event or state of facts occurs or arises
       --------------------
between the earlier of the date hereof (or the date as of which disclosure has been made with respect to such type of event or state of facts) and the Closing Date that, had it occurred or arisen prior to or on such date, would have been required by the terms hereof to be disclosed herein, Seller shall give notice thereof in writing to Buyer within five days of the happening of such event or state of facts. The giving of such notice and the disclosure of such event or state of facts shall in no way change the conditions precedent to the obligations of Buyer as set forth in Article VI.
                                     ----------

  6.7  Full Access.  Seller will permit representatives of the Buyer to have
       -----------
full access, upon reasonable notice, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to Seller.

  6.8  Notices and Consents.  Seller will cooperate with Buyer in the filing of
       --------------------
bulk sale documentation in the states of New York and New Jersey. Stockholders will cause Lessees to use their reasonable best efforts to obtain the consent of the lessors of the Acquired Leases whereby such lessors shall have consented and agreed to (i) the assignment to and assumption by Buyer of such Acquired Leases; and (ii) that all obligations, duties and liabilities of whatever nature, kind or description arising or occurring prior to Closing are the sole and exclusive responsibility of Seller to the exclusion of Buyer. Buyer will, upon request of Seller, assist Seller in obtaining such consents.

  6.9  Exclusivity.  Until the termination of this Agreement, the Seller will
       -----------
not (and Stockholders will not cause or permit Seller to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing.

  6.10  Buyer's Non-Disclosure.  Until the Closing (as hereinafter defined),
        ----------------------
Buyer agrees to keep confidential and not to disclose any information obtained from or otherwise regarding Seller, unless such information was independently obtained by Buyer or is a matter of public record or in Buyer's prior possession or required to be disclosed pursuant to law, regulation or court order. Notwithstanding the foregoing, Buyer shall be entitled to disclose such information as required in any documents necessary to help affect the financing of this transaction, as well as to its representatives who are involved in the consummation of this transaction and who need to have such information, provided that such representatives are advised and agree that the information is to be held confidential by them.

  6.11  Seller's and Stockholders Non-Disclosure.  Seller and Stockholders
        ----------------------------------------
agrees to keep confidential and not to disclose any information obtained from or otherwise regarding Buyer, unless such information was independently obtained by Seller or Stockholders or is a matter of public record or in Seller's or Stockholders prior possession or required to be disclosed pursuant to law, regulation or court order. Notwithstanding the foregoing, Seller shall be entitled to disclose such information to its representatives who are involved in the consummation of this transaction contemplated hereby and who need to have such information, provided that such representatives are advised and agree that the information is to be held confidential by them.


                                  ARTICLE VII

                              CLOSING DELIVERIES
                              ------------------

  3.21  Closing.  Subject to the conditions contained in this Agreement, the
        -------
Closing shall take place at a location mutually agreeable to Buyer and Seller at 10:00 a.m. local time on the Closing Date. The effective time for purposes of apportionments and other matters involving allocations for the Closing shall be 11:59 p.m. on the Closing Date.

  3.22  Deliveries.
        ----------

        (a)  At the Closing, Buyer shall deliver to Seller:

                (i)    The Purchase Price pursuant to Section 1.3 hereof;
                                                      -----------

                (ii) Certified copies of the resolutions of the Board of Director of Buyer authorizing Buyer to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby and thereby;

                (iii) A certificate of an executive officer of Buyer, dated the Closing Date, certifying that: (i) all representations and warranties made by Buyer in Article III hereof were true and correct when made, and are true and
         -----------
correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date have been performed or complied with;

                (iv) Executed employment agreements for Chaimanis and Piscitelli, in substantially the forms attached as Exhibits A-1 and A-2 hereto; and

                (v) An opinion of McBreen, McBreen & Kopko, counsel for Buyer, dated the Closing Date.

        (b) At the Closing, Seller and Stockholders, as the case may be, shall deliver to Buyer:

                (i) General Assignment and Bill of Sale conveying title, free and clear of any encumbrances to the Acquired Assets from Seller to Buyer;

                (ii)   Possession of all Acquired Assets;

                (iii) All contracts, leases, agreements or other documents, books, financial and accounting records of Seller not previously delivered or not located on the premises of Seller, to the extent such items are Acquired Assets;

                (iv) Executed Employment Agreements for Chaimanis and Piscitelli, in substantially the forms attached as Exhibits A-1 and A-2 hereto;

                (v)    Certificates of Good Standing in New Jersey and New York;

                (vi) The Federal Predecessor/Successor Election, in the form attached hereto as Exhibit B;

                (vii) Certified copies of the resolution of the Board of Directors of Seller authorizing Seller to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby;

                (viii) An opinion of Morse, Zelnick, Rose & Lander, counsel for Seller and Stockholders, dated the Closing Date;

                (ix) Certified copies of amendments to Seller's Certificate of incorporation to effect a change in Seller's corporate name;

                (x) Evidence of payment of all liens, along with UCC-3 termination statements with respect to the Acquired Assets; and

                (xi) A certificate of the Seller, dated the Closing Date, certifying that: (i) all representations and warranties made by Seller in
Article II hereof were true and correct when made, and are true and correct
----------
on the Closing Date except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such specified date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing Date have been performed or complied with.


                                 ARTICLE VIII

                     POST-CLOSING COVENANTS AND AGREEMENTS
                     -------------------------------------

  3.23  Further Assurances.  If at any time and from time to time after the
        ------------------
Closing, Buyer determines that any further conveyance, assignment, consent to assignment or other document or any other further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated by this Agreement, Seller agrees to execute and deliver all such instruments and to take such actions as may be reasonably necessary or advisable for such purpose.

  8.2  Seller's Employees
       ------------------

        (a) All employees of Seller will become employed by Buyer effective from and after the Closing Date.

        (b) All of Seller's salespersons will be employed at the same salary and commission structure as immediately prior to the Closing Date (except that, with respect to any salesperson, the same commission structure shall apply only with respect to (i) customers of such salesperson who are customers of such salesperson at the Closing Date; and (ii) up to six additional customers(per salesperson) identified prior to Closing).

        (c) (i) John Manarte and Lesley Bernsteinwill be employed upon the following terms and conditions: term - 2 years; salary - same salary as previously earned by such employees immediately prior to the Closing Date; severance if terminated without cause - calculated according to paragraph (ii) hereof; provided, however, that such employees may be terminated without cause and without liability for a termination payment if the the gross margin for the last twelve months prior to termination is not at least 20%.

        (ii) The determination of the severance payment, if terminated without cause, and if the gross margin for the last twelve months prior to termination is at least 20%, shall be as follows:

              (w) If the gross profit contribution of such employees for the last twelve months prior to termination is at least $1,000,000, the severance payment shall be $150,000;

              (v) If the gross profit contribution of such employees for the last twelve months prior to termination is greater than $867,000 but less than $1,000,000, the severance payment shall be $112,500;

              (x) If the gross profit contribution of such employees for the last twelve months prior to termination is greater than $733,000 but less than or equal to $867,000, the severance payment shall be $75,000;

              (y) If the gross profit contribution of such employees for the last twelve months prior to termination is greater than $600,000 but less than or equal to $733,000, the severance payment shall be $37,500; and

              (z) If the gross profit contribution of such employees for the last twelve months prior to termination is less than or equal to $600,000, there shall be no severance payment.

        (d) Donnamarie Kolb will be employed pursuant to the terms of a standard branch manager contract and otherwise pursuant to the same terms and conditions as prior to the Closing Date, but with no equity participation rights.

  8.3  Acceleration of Earnout.  If Chaimanis is terminated from employment with
       -----------------------
Buyer without cause, or if Chaimanis terminates his employment for Good Reason (as defined in the Employment Agreement attached as Exhibit A-1) then Buyer will make payments to Seller of the remaining Earnout Periods subsequent to the termination of said employment as follows.

        (a) If, prior to March 31, 1999, Chaimanis is terminated from employment with Buyer without cause, or if Chaimanis terminates his employment for Good Reason, then Buyer will make a payment equal to the present value of the three $400,000 payments in Section 1.3(a)(ii) (a), (b) and (c) calculated as if EBITA equalled or exceeded the lower amount set forth in clauses (a), (b) and (c) thereof.

        (b) If, between April 1, 1999 and March 31, 2000, Chaimanis is terminated from employment with Buyer without cause, or if Chaimanis terminates his employment for Good Reason, and

                (x) EBITA for the twelve-month period ended March 31, 1999 exceeds $3,000,000, then Buyer will make a payment equal to the present value of the sum of: (i) the payment required to be made, pursuant to Section 1.3(a) (ii)
(a) (if not already made), plus (ii) the two $400,000 payments that would have been made as provided in Section 1.3 (a) (ii) (b) and (c), calculated as if EBITA equalled or exceeded the lower amounts set forth in clauses (b) and (c) thereof, or

                (y) EBITA for the twelve-month period ended March 31, 1999 does not exceed $3,000,000, then Buyer will make a payment equal to one-half (1/2) the present value of the two $400,000 payments that would have been made as provided in Section 1.3 (a)(ii)(b) and (c), calculated as if EBITA equalled or exceeded the lower amounts set forth in clauses (b) and (c) thereof.

        (c) If, between April 1, 2000 and March 31, 2001, Chaimanis is terminated from employment with Buyer without cause, or if Chaimanis terminates his employment for Good Reason, and

                (x) EBITA for the twelve-month period ended March 31, 2000 exceeds $3,600,000, then Buyer will make a payment equal to the present value of the sum of: (i) the payment required to be made pursuant to Section 1.3(a) (ii)
(b) (if not already made), plus (ii) the $400,000 payment that would have been made as provided in Section 1.3 (a) (ii) (c), calculated as if EBITA equalled or exceeded the lower amount set forth in clause (c) thereof, or

                (y) EBITA for the twelve-month period ended March 31, 2000 does not exceed $3,600,000, then Buyer will make a payment equal to one-half (1/2) the present value of the one $400,000 payment that would have been made as provided in Section 1.3 (a)(ii)(c) had EBITA equalled or exceeded the lower amount set forth in clauses (c) thereof.

  All net payments referred to above shall be made no later than 120 days after the termination of employment mentioned above. The interest rate used for such present value calculation shall be eight (8) % from the original payment date to the payout date.

  8.4  Retention of Books and Records.  To the extent required in connection
       ------------------------------
with any litigation, audit or other proceeding, Seller shall be entitled for a period of five(5) years after the Closing to make copies of such books and records included in the Acquired

Assets at their sole cost and expense and the Buyer will maintain such books, records and financial data relating to Seller for the same period of time.

  8.5  Settlement for Cash Collections and Disbursements.  For each calendar
       -------------------------------------------------
month commencing with the month in which the Closing Date occurs and continuing until reasonably determined by the parties no longer to be necessary, the Buyer and the Seller shall cause all cash collections and cash disbursements received or made by the Buyer for the benefit of the Seller or by the Seller for the benefit of the Buyer during the relevant month to be remitted or reimbursed, as the case may be, to the party entitled to the benefit thereof as promptly as possible.

  8.6  Continued Occupancy.  Stockholders may continue to occupy an office of a
       -------------------
size not to exceed 12' x 12', in the Hicksville, New York property, for a term not to exceed 2 years, in order to continue the operation of the Norwood Com * Star business and wind-up the business of Seller.

  8.7  Consents.  Subsequent to the Closing Date, Stockholders will assist Buyer
       --------
in obtaining consents of Seller's customers to the transfer of such customer's contracts to Buyer.

  8.8  Covenant Not to Compete.
       -----------------------

        (a) For a period of five (5) years commencing on the date hereof, Seller and Stockholders shall not directly or indirectly through representatives, agents or otherwise (i) engage in competition with Buyer or the Business in the "Territory" or with respect to the "Customers", both as defined in this paragraph; or (ii) provide information, solicit or sell for, own, or organize any interest in, either directly or through any affiliate or subsidiary corporation, partnership or other entity, or become engaged by, act as agent for, or in any manner assist, any person, corporation or other entity that is directly or indirectly in competition with Buyer or the Business, in the "Territory" or with respect to the "Customers", both as defined in this paragraph. Seller and Stockholders further agree that within the restrictive period, Seller and Stockholders will not in any way divert or attempt to divert from Buyer or Seller any business whatsoever and Seller and Stockholders further agree that during said restrictive period they will not influence or attempt to influence any of the customers of Buyer or Seller not to do business with Buyer or Seller. Seller and Stockholders further agree that they will not make or permit the making of any public announcement or statement of any kind, which announcement has as its purpose directly or indirectly the intent to violate the provision of this Agreement. The term "Customer", as used herein, shall mean any person or entity to which Seller does business with at or within 12 months prior to Closing. The term "Territory", as used herein, shall mean the following: (i) any location in the New York/New Jersey metropolitan area; and (ii) any location within 150 miles of mid-town Manhattan.

        (b) During the term set forth in paragraph (a) and thereafter, Seller and Stockholders shall not divulge any of Buyer's or Seller's business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, books and records, computer programs or any other confidential or proprietary information or make available to any other persons any documents, files or other papers concerning the foregoing or the Business or financial affairs of Seller or Buyer. During the term set forth in paragraph (a) and thereafter, Seller or Stockholders shall not solicit the employment of, or hire any employee or consultant currently or provisionally employed or retained by Buyer or Seller.

        (c) Seller and Stockholder have carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Buyer under this Agreement and hereby acknowledges and agrees that the same are reasonable in time and territory.

        (d) It is stipulated that a breach by Seller and/or either Stockholder of the restrictive covenants set forth herein will cause irreparable damage to Buyer and that in the event of any breach of the provisions under this Section, Buyer, in addition to any other remedies it has, shall be entitled to an injunction restraining Seller and the Stockholders from violating or continuing a violation of the restrictive covenants herein contained. It is further stipulated that the existence of any claim or cause of action on the part of Seller and/or any Stockholder against Buyer, whether arising from this Agreement or otherwise shall in no way constitute a defense to the enforcement of the restrictive covenants contained herein, and the restrictive periods which Buyer is entitled to an injunction shall be extended in an amount which equals the time period which the Seller or Stockholders are or have been in violation of the restrictive covenant contained herein. In the event there is a "final determination" that there has been a breach of the restrictive covenants contained in the Agreement, Seller and the Stockholders, jointly and severally, agree to the payment of or reimbursement of, Buyer's reasonable attorney's fees and disbursements incurred in enforcing any such provision. A "final determination" shall mean a determination of a judicial or quasi-judicial body which is not appealable. The provisions of this Section shall survive the Closing Date. If any of the provisions of this Section shall be held invalid, illegal, or unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, the provision or provisions shall be deemed eliminated from this Agreement to such jurisdiction but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction. If a court of competent jurisdiction shall determine that the terms of this Section are partially or wholly inoperative, unenforceable or invalid in a particular case because of their time or geographic scope or for any other reason such court shall have the power to limit such time or geographic scope or otherwise to recast the terms of this Agreement in such case so as to permit its enforcement to the greatest extent permitted by applicable law.

                                  ARTICLE IX

                              TERMINATION; WAIVER
                              -------------------

  3.24    Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

        (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

        (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 15, 1998, by reason of Seller being unable or unwilling to effect a Closing on or before, April 15, 1998, or by reason of the failure of any condition precedent under Article IV hereof (unless the failure results
                          ----------
primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

        (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before April 15, 1998, by reason of Buyer being unable or unwilling to effect a Closing on or before April 15, 1998, or by reason of the failure of any condition precedent under Article V hereof (unless the failure results
                          ---------
primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

  3.25    Effect of Termination; Specific Performance.
          -------------------------------------------

  (a)  In the event of the termination of this Agreement pursuant to Section 9.1
                                                                   -----------
hereof, notice thereof shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of Section 6.1 hereof
                                                            -----------
shall remain in effect and (ii) nothing in this Section 9.2 shall relieve any
                                                -----------
party to this Agreement from liability for breach of this Agreement or any misrepresentation hereof, including pursuant to paragraph (b) hereof.

  (b) In the event of a breach or threatened breach by Seller or Buyer of any of the agreements and obligations set forth herein, monetary damages or the other remedies at law that may be available to the non-breaching party for such breach or threatened breach will be inadequate and, without prejudice to the non-breaching party's right to pursue any remedies at law or in equity available to it for such breach or threatened breach, including without limitation the recovery of damages, the non-breaching party will be entitled to injunctive relief as a means of having the breaching party comply with the provisions herein.

  3.26  Extension; Waiver.  At any time prior to the Closing, the parties hereto
        -----------------
may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any breach of a provision of this Agreement shall constitute or be deemed a waiver of any other breach of the same or any other provision of this Agreement, and no delay or failure to take action with respect to any breach or provision of this Agreement shall constitute or be deemed a waiver of the right to enforce this Agreement and to take action against such breach or any subsequent breach of the same or any other provision.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

  3.27  Entire Agreement; Amendment.  Except with respect to those documents
        ---------------------------
signed in connection with the Closing of the transactions contemplated by this Agreement and those documents that, by their terms, modify or supersede this Agreement, this Agreement, (including the Disclosure Schedules), contains the entire agreement between the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by Buyer and Seller, which modification or amendment shall be binding upon all of the parties hereto.

  3.28  Assignment and Binding Effect.  This Agreement and the rights and
        -----------------------------
obligations of any party hereunder may not be assigned by any party without the prior written consent of the other party hereto. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of either of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and permitted assigns of the parties hereto.

  3.29  Waivers.  No waiver of any of the provisions of this Agreement shall be
        -------
deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

  3.30  Notices.  All notices, demands or other communications which may be or
        -------
are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

        (a)     If to Buyer:

                Butler International, Inc.
                110 Summit Avenue
                Montvale, New Jersey 07645
                Attention: Michael C. Hellriegel
                Sr. Vice President-Finance
                Facsimile: (201) 573-9773

                with a copy (which shall not constitute notice) to:

                McBreen, McBreen & Kopko
                20 North Wacker Drive

                Suite 2520
                Chicago, Illinois 60606
                Attention: Frederick H. Kopko, Jr.
                Facsimile: (312) 332-2657

        (b)     If to Seller or Stockholders:

                Norwood Computer Services, Inc.
                270 - F Duffy Avenue
                Hicksville, NY 11801
                Attn: Bill Chaimanis

                with a copy (which shall not constitute notice) to:

                Morse, Zelnick, Rose & Lander
                450 Park Avenue
                New York, NY 10022-2605
                Attention: Joel J. Goldschmidt
                Facsimile: (212) 838-9190

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

  3.31  Governing Law; Jurisdiction and Venue.  This Agreement shall be governed
        -------------------------------------
by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof. Each party hereby submits to the personal jurisdiction of the United States District Court for the District of New Jersey or any court of the State of New Jersey, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. In addition, each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection which it may now have or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in such court, (ii) the defense of an inconvenient forum to the maintenance of any suit, action or proceeding in any such court and (iii) trial by jury in any such suit, action or proceeding.

  3.32  Counterparts; Execution.  To facilitate execution, this Agreement may be
        -----------------------
executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

  3.33  Effective Time of Closing.  Notwithstanding the time at which Closing
        -------------------------
takes place, the Closing shall be deemed to be effective as of 11:59 p.m. on March 31, 1998.

  3.34  Severability.  Any provision of this Agreement which is prohibited or
        ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  3.35  No Third Parties Benefitted.  This Agreement is made and entered into
        ---------------------------
for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

  3.36  Recitals, Schedules and Exhibits.  The recitals, schedules, and exhibits
        --------------------------------
to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

  3.37  Section Headings.  The section headings used herein are inserted for
        ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.


                  BUYER:

                  BUTLER TELECOM, INC.


                  By:  ______________________________

                  Its:  ______________________________


                  SELLER:

                  NORWOOD COMPUTER SERVICES, INC.

                  By:___________________________

                  Its:__________________________

                  STOCKHOLDERS:

                  _____________________________
                  VASSILIS CHAIMANIS


                  __________________________
                  HENRY PISCITELLI

                  For purposes of Sections 1.3 and 8.3 only:

                  BUTLER INTERNATIONAL, INC.


                  By:  ______________________________

                  Its:  ______________________________